EXHIBIT 10.15

CONSULTING AGREEMENT

THIS AGREEMENT, dated as of May 16, 2018, between Immune Bio, Inc., with offices located at 1224 Prospect Street, Suite 150, La Jolla, California 92037, a Nevada Corporation (the “Company”), Pacific Seaboard Investments Ltd., having its principal place of business at Suite # 404-999 Canada Place, Vancouver, BC., V6C 3E2 a British Columbia corporation or its designee(s)(“CONSULTANT”).

W I T N E S E T H :

WHEREAS, the Company wishes to retain CONSULTANT’s services and CONSULTANT wishes to be associated with the Company as a non-exclusive independent CONSULTANT and consultant for its Initial Public Offering (“IPO”), subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Company and CONSULTANT hereby agree as follows:

1. Terms of Consulting; Office and Duties. During the Consulting Period (as defined below), CONSULTANT shall serve as a consultant to the Company and provide such services to the Company as may be assigned from time to time by the Chief Executive Officer or their delegate(s).

A.	Governance services will include assisting and advising the Company with:

	a.	Development of its Corporate Governance Policy;

	b.	Creation and Adoption of Corporate Governance Manual and its inclusions;

	c.	Introduction of potential independent board members; and

	d.	Provision of all corporate resolutions to effect the above.

B.	Ongoing Governance Exchange Listing Services will include assisting and advising the Company with:

	a.	Review Company Minute Book as it pertains to governance strategy;

	b.	Assist management of the Company in complying with all securities and exchange regulations in regards to the filing of a NASDAQ Capital Markets(“NASDAQ”) Application as they become defined;

	c.	Complete corporate governance certification documents pursuant to the 5600 Rules of the NASDAQ;

	d.	Continued support of Corporate Governance Policies and Annual Governance review per exchange guidelines;

	e.	Updating as required its Corporate Governance Manual and its mandatory inclusions pursuant to NASDAQ Rules;

f.	Assist management of the Company in complying with all securities and exchange regulations in regards to fulfilling governance requirements in regards to their NASDAQ on an ongoing basis; and

g.	Complete corporate governance certification documents.

C.	Consultative Services are to include:

	a.	Assist the Company with ‘Capital Market’ road map that includes IPO strategy, development and execution.
	b.	Management and provide support of the Capital Markets and NASDAQ initiatives, including:

i.	Advise with regards to offering concurrent with the NASDAQ IPO/listing strategy: valuation.
ii.	Liaison with legal counsel.
iii.	Support of the Form S-1 registration statement as needed.
iv.	Input or Support NASDAQ listing Application
v.	Corporate Governance Certification.

c.	Roadshows
	i.	To assist with ongoing, key stakeholder meetings when appropriate.
	ii.	Identification of potential conferences, globally.
	iii.	To assist in organizing meetings with family offices.
	iv.	To assist in organizing meetings with institutional firms.

d.	Corporate Communications:
	i.	IR firms interview process in US with focus and understanding of NASDAQ processes and experience with NASDAQ listed issuers.
	ii.	Investor relations (public relations) strategy development and execution, leading to the eventual appointment of an IR/PR firm
	iii.	Review current corporate fact sheet and investor presentations to ensure compliancy;
	iv.	Liaison with the US IR firm to arrange non-deal roadshows in USA as well as other activities as required.
	v.	Review and advise on new IR webpage compliant with NASDAQ rules.
	vi.	Liaison with web developers to ensure that the Company website is compliant to public disclosures.
	vii.	Assist the Company with their social media strategy in North America.

e.	Corporate Professionals:
	i.	Will assist the Company in identifying an Investment Bank able to raise funds and complete an IPO for the Company onto NASDAQ.
	ii.	The CONSULTANT will be responsible to help facilitate various transactions and filings and documents between the Company and their respective professionals such as lawyers, bookkeepers, auditors, underwriter’s counsel, due diligence team, Edgar Agents, Transfer Agents, and investment banks.

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iii.	The CONSULTANT will also be responsible for evaluating the businesses of the Company, Evaluation of their Competition and outlining comparables, their business models, business plans, financial statements, financial projections, the particular industry and evaluation of the strength of management’s ability to execute.
iv.	The CONSULTANTs’ responsibilities also include coordinating the SEC filings and the ongoing evaluations and assessments of the Company’s products, trials, sales, earnings and cash flows.
v.	Coordinating the FINRA Application.

D.	Management Advisory Services to include general project management of the entire IPO process including, but not limited, to the following:

	a.	Regular Meetings and phone calls with client to manage the IPO process;

	b.	Manage and work with vendors and professionals;

	c.	Assist with retention of professionals;

	d.	Create timeline and working group list for IPO; and

	e.	Any other work required to manage the IPO process.

E.	Advisory Services for Hong Kong Stock Exchange Listing if the Company qualifies on a best efforts basis will include:

	a.	Assist the Company with ‘Capital Market’ road map that includes IPO strategy, and dual listing application on the Hong Kong Stock Exchange.
	b.	Management and provide support of the Capital Markets and Hong Kong Stock Exchange initiatives, including:

i.	Advise with regards to offering after listing with the NASDAQ IPO/listing strategy: valuation.
ii.	Liaison with HK legal counsel.
iii.	Input or Support for HK Duel listing Application

c.	Roadshows
	i.	To assist with ongoing, key stakeholder meetings when appropriate to Hong Kong, Mainland China, Taiwan, South Korea, and Singapore.
	ii.	Identification of potential conferences, globally.

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d.	Corporate Communications:

	i.	Arrange for Publications and News Articles to publicise the Company.
	ii.	Engage News Firms and Radio Stations to cover the Company and to interview members of the Company.
	iii.	Investor relations (public relations) strategy development and execution, leading to the eventual appointment of an IR/PR firm in China and Hong Kong.
	iv.	Review current corporate fact sheet and investor presentations to ensure compliancy and have all Corporate materials translated into Chinese.
	v.	Liaison with the Chinese Mainland IR firm to arrange non-deal roadshows in Asia as well as other activities as required.
	vi.	Review and advise on new IR webpage in Chinese to be compliant with NASDAQ rules.

CONSULTANT shall be available, as needed, during each business week of the Consulting Period for the proper performance of duties hereunder. CONSULTANT shall serve as an independent CONSULTANT (and not as an employee or agent) of the Company.

2. Term. The consulting period shall be from April 24, 2018 through May 1, 2021 subject to termination as hereinafter provided (the “Consulting Period”).

3. Compensation. The Contractual obligation of the Services provided by the Consultant over the time of the Consulting Period is $1,500,000. The Consultant has agreed to take this Compensation in the form of restricted shares of the Company’s common stock. The Company has agreed to convert the Compensation of the services provided by the Consultant at a price of $2.50 and the Company will issue 600,000 restricted shares (“Compensation”) of the Company’s common shares as of the date hereof, of which 200,000 shares shall be released as of the date hereof, 200,000 shares shall be locked up for six months after the effective date of the S-1 Registration Statement, and 200,000 shares shall be locked up for 10 months after the date of the IPO. The Consultant will have the right to issue all of the shares in its name or that of its nominees. Each Certificate shall bear the appropriate restricted securities legend in accordance with the relevant country securities act(s). Such shares shall be registered after the IPO if the Company has a subsequent Registration Statement after the completion of the IPO. The Company shall have the ability but not the obligation to, in its sole discretion, issue more unregistered shares of common stock of the Company to CONSULTANT as a bonus prior to the end of the Consulting Period.

5. Termination.

(a) Notwithstanding any other provision of this Agreement, the Consulting Period may be terminated by the Company on account of any of the following reasons, each of which shall constitute “Cause” for purposes of this Agreement:

(i) an act of fraud or dishonesty on the part of CONSULTANT;

(ii) a material failure by CONSULTANT to comply with applicable laws or regulations;

(iii) any violation of Section 6; or

(iv) CONSULTANT’s material failure to perform his duties hereunder or any other material breach by CONSULTANT of any of the terms hereunder.

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The Consulting Period shall terminate immediately upon the Company giving CONSULTANT written notice that the Consulting Period is being terminated for Cause.

(a) The Company may terminate the Consulting Period other than for Cause at any time by written notice to CONSULTANT. If the Consulting Period is terminated by the Company without Cause, the Company shall, as liquidated damages, pay to CONSULTANT its consulting fee which is earned and payable to CONSULTANT pursuant to Section 3 above, and CONSULTANT shall have no further right to receive any other compensation or amount after such termination.

(b) If the Company terminates the Consulting Period for Cause or CONSULTANT resigns, then the Company’s obligations to make payments to CONSULTANT under Section 3 shall immediately cease as of the date of such termination or resignation.

(c) The payments (if any) required to be provided to CONSULTANT under this Section 6 shall be in complete satisfaction of any claims that CONSULTANT may have as a result of termination of the Consulting Period.

6. Other Duties of CONSULTANT During and After Term. Both during and after the Consulting Period, CONSULTANT shall not, to the detriment of the Company or its subsidiaries and affiliates, knowingly disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its subsidiaries and affiliates, or any of the businesses operated by them, including, without limitation, any customer lists, pricing information or sales and marketing data, plans and programs, and CONSULTANT confirms that such confidential information constitutes the exclusive property of the Company or its subsidiaries and affiliates.

CONSULTANT agrees that it will use such confidential information solely for purposes of this Agreement and the services to be provided hereunder. The restrictions of this Section 6 are in addition to those imposed in any generally applicable nondisclosure statement or policy and signed or agreed to by CONSULTANT. Further, during the Consulting Period, the CONSULTANT shall not make any statement or perform any act intended to advance any interest of any existing or prospective competitor of the Company or their subsidiaries and affiliates in the United States, including, but not limited to, soliciting customers or potential customers or solicit or encourage any employee of the Company or its subsidiaries and affiliates to take any action that is disloyal or inconsistent with the Company’s or its subsidiaries’ and affiliates’ interest.

7. Injunctive Relief. In addition to any other remedies, at law or otherwise, that the Company may have against CONSULTANT for a breach of Section 6 of this Agreement, the Company is entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining CONSULTANT from committing any breach of the terms of this Agreement.

8. Independent CONSULTANT Relationship. The relationship between the Company and CONSULTANT is that of independent CONSULTANT. Neither party shall be the agent of the other for any purpose whatsoever, have power or authority to make or give any promise, to execute any contract or otherwise create, or assume any liability or obligation in the name of or on behalf of the other party. Neither party shall misrepresent to any third party that it has any power or authority which is denied to it by the preceding sentence. The CONSULTANT shall be responsible for the payment of all employment and other taxes with respect to the payments and benefits provided by the Company under this Agreement and shall hold the Company harmless from any loss or expense from his failure to properly report or pay any such taxes.

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9. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such consolidation, merger or transfer of assets and such assumption, the term “Company” as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

10. General Provisions.

(a) This Agreement shall be binding upon, and inure to the benefit of, CONSULTANT and the Company and their respective successors and permitted assigns.

(b) This Agreement shall be governed by and construed under the laws of the State of California (without giving effect to its principles of conflict of laws). The parties to this Agreement consent to personal jurisdiction of all courts located in the City of San Diego, State of California, to resolve any and all disputes pertaining hereto and agree that such jurisdiction shall be exclusive.

(c) In case any one or more of the provisions or any part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein and such provision or part be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

(d) This Agreement contains the entire agreement between the Company and CONSULTANT with respect to the subject matter thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

(e) All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by expedited overnight courier service to the addresses indicated in the recitals and/or to such other persons and addresses as any party shall have specified in writing to the other.

(f) Any waiver of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this Agreement, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

(j) The terms of this Agreement shall be treated by the parties as confidential, except to the extent disclosure is required by law.

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(k) The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(l) It is understood that CONSULTANT is not acting as a broker dealer and is not taking a fee or commission for raising capital as part of this transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CONSULTANT

PACIFIC SEABOARD INVESTMENTS LTD.

By: Saleem Mohamed
Chief Executive Officer
(I have the authority to bind the corporation)

Immune Bio, Inc.

By:
Title: RJ Tesi MD, President and CEO
(I have the authority to bind the corporation)

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